Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 26, 2007, relating to the financial statements and financial highlights which appears in the October 31, 2007 Annual Report to Shareholders of Credit Suisse Small Cap Core Fund and Credit Suisse Large Cap Value Fund (constituting the Credit Suisse Capital Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm and Counsel” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 28, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 26, 2007, relating to the financial statements and financial highlights which appears in the October 31, 2007 Annual Report to Shareholders of Credit Suisse Absolute Return Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm and Counsel” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 28, 2008